UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): May 20, 2014

INFINITY PROPERTY AND CASUALTY CORPORATION
(Exact name of Registrant as specified in its Charter)

Ohio	000-50167	03-0483872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

3700 Colonnade Parkway, Birmingham, Alabama 35243
(Address of Principal Executive Offices) (Zip Code)

(205) 870-4000
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders
On May 20, 2014, the Company’s shareholders voted on three proposals, set forth below, at the 2014 Annual Meeting of Shareholders (the “Meeting”). Of the 11,420,989 shares of common stock outstanding as of March 24, 2014, the record date, 11,019,976 shares were represented at the Meeting (in person or by proxy), constituting 96.49% of the outstanding shares entitled to vote. At the Meeting, the shareholders approved all of the director nominees and each of the proposals presented. The final results of voting on each of the proposals is as follows:
Proposal 1.    Election of nine directors.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Angela Brock-Kyle	10,755,056	33,050	231,870
Teresa A. Canida	10,755,356	32,750	231,870
Jorge G. Castro	10,755,356	32,750	231,870
James R. Gober	10,532,139	255,967	231,870
Harold E. Layman	10,750,256	37,850	231,870
E. Robert Meaney	10,755,356	32,750	231,870
Drayton Nabers, Jr.	10,755,556	32,550	231,870
William Stancil Starnes	10,755,556	32,550	231,870
Samuel J. Weinhoff	10,755,556	32,550	231,870

Proposal 2.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,839,631	147,093	33,252	0

Proposal 3.	Approve, in an advisory vote, the compensation of the Company’s named executive officers as disclosed in the proxy statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,644,646	110,219	33,241	231,870

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
INFINITY PROPERTY AND CASUALTY
CORPORATION

BY:/s/ Samuel J. Simon
Samuel J. Simon
Executive Vice President, General Counsel and Assistant Secretary

May 23, 2014